Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-140068) of Artificial Life, Inc. of our report dated March 15, 2010, on the consolidated financial statements as of December 31, 2009 and 2008, and for each of the years then ended, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2009.

/s/ GHP Horwath, P.C.

GHP Horwath, P.C.

Denver, Colorado

March 15, 2010